UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2022

MAGYAR BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51726	20-4154978
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

400 Somerset Street, New Brunswick, New Jersey		08901
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (732) 342-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	MGYR	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On September 22, 2022, the Board of Directors of Magyar Bancorp, Inc. (the “Company”) elected Susan Eisenhauer, Michael F. Lombardi and Maureen Ruane to serve as Directors of the Company. Ms. Eisenhauer and Ms. Ruane were each elected to serve as a member of the class of Directors whose terms expire following the fiscal year ending September 30, 2022. Mr. Lombardi was elected to serve as a member of the class of Directors whose terms expire following the fiscal year ending September 30, 2023.

None of the individuals was elected as a Director pursuant to any arrangement or understanding between the individual and any other person.

None of Ms. Eisanhauer, Mr. Lombardi nor Ms. Ruane is a party to any transaction with the Company or its subsidiary, Magyar Bank,that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGYAR BANCORP, INC.

DATE: September 23, 2022	By:	/s/ John S. Fitzgerald
John S. Fitzgerald
President and Chief Executive Officer